QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.(a)(6)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account		Give the SOCIAL SECURITY number of—	For this type of account		Give the EMPLOYER IDENTIFICATION number of—

1.	An individual's account	The individual	9.	A valid trust, estate or pension	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(5)
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals(1)	10.	Corporate account	The corporation
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)	11.	Religious, charitable or educational organization account	The organization
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	12.	Partnership account held in the name of the partnership	The partnership
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)	13.	Association, club or other tax-exempt organization	The organization
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor or incompetent person(3)	14.	A broker or registered nominee	The broker or registered nominee
7.	(a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	15.	Account with the Department of Agriculture in the name of a public	The public entity
	(b) So-called trust account that is not legal or valid trust under State law	The actual owner(4)		entity (such as a state or local government, school district, or prison) that receives agricultural program payments
8.	Sole proprietorship account	The owner(4)

(1)
List all names first and circle the name of the person whose number you furnish.

(2)
Circle the minor's name and furnish the minor's social security number.

(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security number.

(4)
Provide the name of the owner.

(5)
List all names first and circle the name of the legal trust, estate or pension trust.

NOTE:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•
A corporation.

•
A financial institution.

•
An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

•
The United States or any agency or instrumentality thereof.

•
A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•
A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•
An international organization or any agency or instrumentality thereof.

•
A registered dealer in securities or commodities registered in the US or a possession of the US.

•
A real estate investment trust.

•
A common trust fund operated by a bank under section 584(a) of the Code.

•
An exempt charitable remainder trust or a nonexempt trust described in section 4947(a)(1) of the Code.

•
An entity registered at all times under the Investment Company Act of 1940, as amended.

•
A foreign central bank of issue.

Payments Not Generally Subject to Backup Withholding

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•
Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•
Payments to partnerships not engaged in a trade or business in the US and which have at least one nonresident partner.

•
Payments of patronage dividends where the amount received is not paid in money.

•
Payments made by certain foreign organizations.

Payments of Interest Not Generally Subject to Backup Withholding Include the Following:

•
Payments of interest on obligations issued by individuals. Note: A Payee may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and such payee has not provided its correct taxpayer identification number to the payer.

•
Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code).

•
Payments described in section 6049(b)(5) of the Code to nonresident aliens.

•
Payments on tax-free covenant bonds under section 1451 of the Code.

•
Payments made by certain foreign organizations.

•
Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A)(a), 6045, and 6050(A) of the Code.

Privacy Act Notice.—Section 6109 of the Code requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30 percent of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

1.
Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to wilful neglect.

2.
Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

3.
Criminal Penalty for Falsifying Information.—Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

4.
Failure to Report Certain Dividend and Interest Payments.—If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20 percent is imposed on any portion of an underpayment attributable to that failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.

QuickLinks

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9